Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statements (Form S-8) (Nos. 333-140007, 333-167656, and 333-184322) of Guidance Software, Inc. and

(2)         Registration Statement (Form S-3) (No. 333-180849) of Guidance Software, Inc.

of our reports dated February 24, 2015, with respect to the consolidated financial statements and schedule of Guidance Software, Inc. and the effectiveness of internal control over financial reporting of Guidance Software, Inc., included in this Annual Report Form 10-K of Guidance Software, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
February 24, 2015